Exhibit 99.3

Offer to Exchange

10.75% Senior Cash Pay Notes Due August 1, 2016

for any and all outstanding

10.75% Senior Cash Pay Notes Due August 1, 2016

of

CLEAR CHANNEL COMMUNICATIONS, INC.

                        , 2009

To Securities Dealers, Commercial Banks,

    Trust Companies and Other Nominees:

Clear Channel Communications, Inc. (the “Company”) and the direct parent and direct and indirect subsidiaries of the Company named in Schedule I hereto (the “Guarantors”) are offering (the “Exchange Offer”) to exchange $980,000,000 in principal amount of the Company’s new 10.75% Senior Cash Pay Notes due August 1, 2016 (the “Exchange Notes”), for $980,000,000, in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 10.75% Senior Cash Pay Notes due August 1, 2016 (with CUSIP numbers 184502 AZ5 and U18285 AD5, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Guarantors contained in the Registration Rights Agreement, dated July 30, 2008, by and between the Company and the other parties signatory thereto. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Notes are unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on an unsecured senior basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on an unsecured senior basis.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Outstanding Guarantees.

The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES.

The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will, however reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay any transfer taxes payable in connection with the exchange of Outstanding Notes for Exchange Notes, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

Enclosed are copies of the following documents:

1.	A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions with regard to the Exchange Offer.

2.	The Prospectus.

3.	The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients.

4.	A form of Notice of Guaranteed Delivery.

5.	IRS Form W-9 and Instructions for the Requester of Form W-9.

6.	A return envelope addressed to Deutsche Bank Trust Company Americas, the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 12:00 A.M. midnight, New York City time, on                         , 2009 unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the “Expiration Date.” Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 12:00 A.M. midnight, New York City time, on                         , 2009 on the Expiration Date.

To participate in the Exchange Offer, certificates for Outstanding Notes, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offers—Guaranteed Delivery Procedures” and the Letter of Transmittal.

Additional copies of the enclosed materials may be obtained from the Exchange Agent, Deutsche Bank Trust Company Americas, by calling (800) 735-7777.

Very truly yours,

CLEAR CHANNEL COMMUNICATIONS, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

SCHEDULE I

ACKERLEY BROADCASTING OPERATIONS, LLC, a Delaware limited liability company

AMFM AIR SERVICES, INC., a Delaware corporation

AMFM BROADCASTING LICENSES, LLC, a Delaware limited liability company

AMFM BROADCASTING, INC., a Delaware corporation

AMFM HOLDINGS INC., a Delaware corporation

AMFM INC., a Delaware corporation

AMFM MICHIGAN, LLC, a Delaware limited liability company

AMFM OPERATING INC., a Delaware corporation

AMFM RADIO GROUP, INC., a Delaware corporation

AMFM RADIO LICENSES, LLC, a Delaware limited liability company

AMFM SHAMROCK TEXAS, INC., a Texas corporation

AMFM TEXAS BROADCASTING, LP, a Delaware limited partnership

AMFM TEXAS LICENSES, LP, a Delaware limited partnership

AMFM TEXAS, LLC, a Delaware limited liability company

BROADCAST ARCHITECTURE, INC., a Massachusetts corporation

BROADCAST FINANCE, INC., an Ohio corporation

CAPSTAR BROADCASTING PARTNERS, INC., a Delaware corporation

CAPSTAR RADIO OPERATING COMPANY, a Delaware corporation

CAPSTAR TX LIMITED PARTNERSHIP, a Delaware limited partnership

CC BROADCAST HOLDINGS, INC., a Nevada corporation

CC FINCO HOLDINGS, LLC, a Delaware limited liability company

CC LICENSES, LLC, a Delaware limited liability company

CCB TEXAS LICENSES, INC., a Texas corporation

CENTRAL NY NEWS, INC., a Washington corporation

CHRISTAL RADIO SALES, INC., a Delaware corporation

CINE GUARANTORS II, INC., a California corporation

CITICASTERS CO., an Ohio corporation

CITICASTERS LICENSES, INC., a Texas corporation

CLEAR CHANNEL AVIATION, LLC, a Delaware limited liability company

CLEAR CHANNEL BROADCASTING LICENSES, INC., a Nevada corporation

CLEAR CHANNEL BROADCASTING, INC., a Nevada corporation

CLEAR CHANNEL CAPITAL I, LLC, a Delaware limited liability company

CLEAR CHANNEL COLLECTIVE MARKETING, LLC, a Delaware limited liability company

CLEAR CHANNEL COMPANY STORE, INC., a Nevada corporation

CLEAR CHANNEL HOLDINGS, INC., a Nevada corporation

CLEAR CHANNEL IDENTITY, INC., a Texas corporation

CLEAR CHANNEL INVESTMENTS, INC., a Nevada corporation

CLEAR CHANNEL MANAGEMENT SERVICES, INC., a Texas corporation

CLEAR CHANNEL MEXICO HOLDINGS, INC., a Nevada corporation

CLEAR CHANNEL REAL ESTATE, LLC, a Delaware limited liability company

CLEAR CHANNEL SATELLITE SERVICES, INC., a Delaware corporation

CLEAR CHANNEL WIRELESS, INC., a Nevada corporation

CLEARMART, INC., a Nevada corporation

CRITICAL MASS MEDIA, INC., an Ohio corporation

JACOR BROADCASTING CORPORATION, an Ohio corporation

JACOR BROADCASTING OF COLORADO, INC., a Colorado corporation

JACOR BROADCASTING OF DENVER, INC., a California corporation

JACOR COMMUNICATIONS COMPANY, a Florida corporation

KATZ COMMUNICATIONS, INC., a Delaware corporation

KATZ MEDIA GROUP, INC., a Delaware corporation

KATZ MILLENNIUM SALES & MARKETING INC., a Delaware corporation

KATZ NET RADIO SALES, INC., a Delaware corporation

KTZMEDIA CORPORATION, a Delaware corporation

M STREET CORPORATION, a Washington corporation

PREMIERE RADIO NETWORKS, INC., a Delaware corporation

RADIO-ACTIVE MEDIA, INC., a Delaware corporation

TERRESTRIAL RF LICENSING, INC., a Nevada corporation

THE NEW RESEARCH GROUP, INC., a Nevada corporation

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